      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2000

|


|
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                           FOR REGISTRATION OF CERTAIN
                         CLASSES OF SECURITIES PURSUANT
                        TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  VERSICOR INC.
             (Exact name of registrant as specified in its charter)

                           Delaware                                                  04-3278032
-----------------------------------------------------------------           -----------------------------------------------------
|               (State or other jurisdiction of                             |        (I.R.S. Employer Identification No.)
                incorporation or organization)

          34790 Ardentech Court, Fremont, California                                 94555
-----------------------------------------------------------------           -----------------------------------------------------
|          (Address of Principal Executive Offices)                         |        (Zip Code)

If this form relates to the registration of a class of debt securities      If this form relates to the registration of a class of
and is effective upon filing pursuant to General Instruction A(c)(1)        debt securities and is to become effective
please check the following box:                                             simultaneously with the effectiveness of a concurrent
                                                                            registration statement under the Securities Act of 1933
                                                                            pursuant to General Instruction A(c)(2), please check
                                                                            the following box: /X/

Securities Act registration file number to which this
form relates:    333-33022

Securities to be registered pursuant to Section 12(b) of the Act

                      Title of Each Class                                            Name of Each Exchange on Which
                      to be so Registered                                            Each Class is to be Registered

-----------------------------------------------------------------           ------------------------------------------------------
         None.                                                                       Not applicable.

-----------------------------------------------------------------           ------------------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:


                       Common Stock, par value $0.001 per share
-----------------------------------------------------------------------------
                                |(Title of class)

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a description of the Common Stock (the "Common Stock"), see the information under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-33022) (the "Registration Statement") of Versicor Inc. (the "Company") filed on March 22, 2000 and any amendments to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective, which description is hereby incorporated herein by reference.

ITEM 2.  EXHIBITS.

     Pursuant to Instruction I, each exhibit listed in this Item 2 is being filed as an exhibit to the Registration Statement on Form S-1, as amended (Registration No. 333-33022) (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission, and such exhibits are hereby incorporated by reference into copies of this Registration Statement on Form 8-A being filed with the Commission and with the Nasdaq National Market System.

Exhibit
Number            Description
-------           -----------
1.01              Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-33022) as filed with the Commission on June 9, 2000

1.02              Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-33022) as filed with the Commission on July 5, 2000

1.03              Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-33022) as filed with the Commission on July 24, 2000

3.01              Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit
                  3.1 of the Registration Statement)

3.02              Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 of the
                  Registration Statement)

4.01              Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 of the
                  Registration Statement)

4.05              Second Amended and Restated Investor Rights Agreement (incorporated by reference from Exhibit
                  4.5 of the Registration Statement)


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  VERSICOR INC.

                                  By: /s/ George F. Horner III
                                     ------------------------------------------
                                          George F. Horner III
                                          President and Chief Executive Officer

Dated:  July 25, 2000

                                       3